EXHIBIT 99.1

FONA, INC.

A NEVADA CORPORATION

ANNUAL MEETING OF STOCKHOLDERS
____, 2015

COMMON STOCK BALLOT

Name of Stockholder(s): ________________________________________________

(Please Print)

Name of Proxy, if applicable: ____________________________________________

(Please Print)

Indicate by an “x” if proxy has been previously executed and submitted and is revoked hereby:  _________

Number of shares: ____________________________________________________

1.

To elect three directors to serve on the Company’s Board of Directors, each to serve until the next annual meeting or until his or her successor is duly elected and qualified.

Nominees:	For	Withhold
Steve B. Warnecke	☐	☐
Virginia Orndorff	☐	☐
Mark Boggess	☐	☐

2

To amend the provision of Fona’s Articles of Incorporation that addresses transactions with interested directors or officers.

☐         FOR

☐        WITHHELD

☐        AGAINST

3.

To approve the reverse split.

☐         FOR

☐        WITHHELD

☐        AGAINST

4.

To approve an amendment to the Articles of Incorporation to provide that Fona is not opting out of the provisions of NRS 78.378 to NRS 78.3793.

☐         FOR

☐        WITHHELD

☐        AGAINST

5.

To approve a change to Fona’s corporate name.

☐         FOR

☐        WITHHELD

☐        AGAINST

6.

To approve Fona’s 2015 Equity Incentive Plan.

☐         FOR

☐        WITHHELD

☐        AGAINST

7.

Advisory vote on executive compensation.

☐         FOR

☐        WITHHELD

☐        AGAINST

8.

Advisory vote on the frequency of the advisory vote on executive compensation.

Three Years	Two Years	One Year	Abstain

9.

In the discretion of the Board of Directors, upon the transaction of any other matters which may properly come before the meeting or any adjournment thereof.

☐         FOR

☐        WITHHELD

☐        AGAINST

Signature of Proxy/Stockholder(s):__________________________________________

(Signature)

Date: __________________, 2015